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                                                                    EXHIBIT 10.7

May 07, 1997



Name
Address 1
City, State  Zip Code

Dear First Name,

          On behalf of American TeleSource International Inc., an Ontario, Canada Corporation (the "Company"), I am pleased to announce that the Company's Board of Directors, operating under the American TeleSource International Inc. 1997 Stock Option Plan (the "Plan"), on February 10, 1997 awarded you (the "Employee" or the "Optionee") a nonqualified stock option (the "Option") to purchase Full Amount shares of no par value common stock of American TeleSource International Inc. (the "Shares"), subject to the subsequent approval of the Plan by the Company's shareholders at the Annual Shareholders Meeting to be held on May 21, 1997. The Option to acquire the Shares is awarded and granted upon the following terms and conditions as well as those terms, conditions, and limitations as set forth in the Plan, which is attached hereto and incorporated herein for all purposes. For purposes of this Option, "ATSI" refers to the Company and any of its subsidiaries or affiliates.

          Note: This Option is to be treated confidentially by you and ATSI. Certain ATSI employees will be assigned to assist you in exercising the option. If ATSI management determines, in its sole discretion, that you have disclosed terms of this Option with ATSI employees, other than (i) those employees designated to assist you, or (ii) your immediate supervisor, then notwithstanding any other terms of this agreement, your rights to the nonvested and vested options which have not been exercised shall in all events terminate and become null and void.

          1. The Exercise Price for each share of common stock is US$0.58 per share.

          2. For so long as you are employed by ATSI, or any of its subsidiaries, the right to exercise such Option shall vest as follows:

          (a)  33-1/3% (Amount 1 shares) on Date 1);
          (b)  33-1/3% (Amount 2 shares) on Date 2);
          (c)  33-1/3% (Amount 3 shares) on Date 3);
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          3.  Subject to Paragraphs 5, 6 and 11 herein, the options which have vested in accordance with the schedule set forth in Paragraph 2 above may be exercised at any time on or before February 10, 2007 (the "Expiration Date"). No partial exercise of such Option may be for less than 100 full shares. In no event shall ATSI be required to transfer fractional shares to the Employee.

          4. Optionee may exercise the Option from time to time, to the extent then exercisable, upon the following terms:

          (a) Optionee shall deliver written notice to the Secretary of the Company at the company's principal corporate offices, specifying the number of Shares which Optionee is purchasing hereunder and the method of payment for such shares. Such notice shall be accompanied by the original of this Option so that an appropriate endorsement can be made hereto to reflect the Shares so purchased and to reduce accordingly the number of Shares thereafter to be subject to the terms hereof. If required by the Company, such notice shall also be accompanied by such other instruments or agreements duly signed by Optionee as deemed necessary or advisable by counsel for the Company in order that the issuance of the Shares complies with applicable federal and state securities laws and regulations and applicable requirements of any national securities exchange or other market on which the common stock is then traded.

          (b) The Exercise Price for the number of Shares being purchased shall be payable upon exercise as follows: (i) by delivery of a cashier's check payable to the Company or such other form of immediate funds as the Company shall permit, (ii) if there is an established public market for the common stock, by delivery of certificates representing shares of common stock having an equivalent Fair Market Value (as defined in the Plan), (iii) if there is an established public market for the common stock, by arranging with the Company and Optionee's broker to deliver the Exercise Price for the number of Shares being purchased from the concurrent market sale of the purchased shares, or (iv) a combination of any of the foregoing.

          (c) Upon the valid exercise of the Option in accordance with the terms hereof, the Company shall deliver to Optionee a certificate representing the number of whole Shares purchased, bearing any legends as may be deemed necessary or advisable by counsel to the Company to satisfy applicable securities laws or regulations; provided, however, that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the sale, issuance and delivery of such shares shall be deferred for the period necessary to take such action. Optionee hereby represents and agrees that, unless the Shares issued upon exercise of the Option are duly registered under applicable securities laws, the purchase by Optionee of such shares shall be solely for investment purposes and not with a view to the distribution thereof.
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          (d) Optionee's federal withholding tax (if any) due upon exercise of the Option shall be satisfied in cash by Optionee at the time of exercise or, if permitted by the Board of Directors or its designee(s) through the retention by the Company from the Shares purchased the number of shares of common stock having a Fair Market Value equal to the required withholding tax.

          ATSI does not attempt to advise you on tax or other consequences arising from your acquisition of the common stock through the exercise of the Option. However, attached you will find a memorandum which explains certain tax matters with reference to nonqualified stock options. For specific tax consequences to you, please consult with your tax advisor.

          5. This nonqualified Option, even to the extent it may have vested, cannot be exercised during the six-month period following its date of grant (February 10, 1997).

          6. Subject to the limitations imposed pursuant to Section 4.(B) of the Plan, once the Option becomes exercisable as provided herein, the Option shall remain exercisable until the Expiration Date, except that:

          (a) If Optionee voluntarily terminates Optionee's employment with ATSI at any time without the consent of ATSI, or if Optionee's employment is terminated by ATSI for cause (of which the Board of Directors or its designee(s), in both cases, shall be the sole judge), then the Option may be exercised only during the four-month period following such termination to the extent exercisable immediately prior to such termination, but in no event later than the Expiration Date.

          (b) If (i) Optionee voluntarily terminates Optionee's employment with ATSI and with ATSI's consent, (ii) Optionee's employment with ATSI is terminated by ATSI without cause, or (iii) Optionee's employment is terminated by reason of Optionee's "permanent and total disability" within the meaning of section 22(e)(3) of the Internal Revenue Code (of which the Board of Directors or it's designee(s), in each of such three cases, shall be the sole judge), then the Option may be exercised only during the four-month period following such termination to the extent exercisable immediately prior to such termination, but in no event later than the Expiration Date.

          (c) If (i) Optionee dies during Optionee's employment with the Company or (ii) Optionee dies during the four-month period under the conditions set forth in paragraph 6(b) immediately above (during which the Optionee was entitled to exercise the Option), then the Option may be exercised only during the one-year
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period following Optionee's death, but in no event later than the Expiration
Date, by the person to whom Optionee's rights under the Option shall pass by Optionee's will or the laws of descent and distribution, as applicable.

          Notwithstanding the above, the Employee's rights to the nonvested and vested options which have not been exercised, and all rights granted by this Agreement shall in all events terminate and become null and void if the Employee is employed either as an employee or consultant by any company, joint venture, partnership or individual which the Board of Directors or its designee(s), determines, in its sole discretion, is in competition with ATSI.

          7. During the lifetime of the Employee, the Option and all rights granted in this agreement shall be exercisable only by the Employee, and except as Paragraph 6 otherwise provides, the Option and all rights granted under this contract shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option or of such rights contrary to the provisions in this agreement, or upon the levy of any attachment or similar process upon such Option or such rights, such Option and such rights shall immediately become null and void.

          8. Notwithstanding the foregoing, upon the occurrence of a Change in Control, all nonvested options shall immediately vest. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of outstanding securities of the Company representing 40% or more of the combined voting power of the outstanding securities of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve (A) a merger or consolidation of the Company with any other entity (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), (B) a plan of complete liquidation of the Company or (C) an agreement or agreements for the sale or disposition, in a single transaction or series of related
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transactions, by the Company of all or substantially all of the property and assets of the Company. Notwithstanding the foregoing, events otherwise constituting a Change in Control in accordance with the foregoing shall not constitute a Change in Control if such events are solicited by the Company.

          9. In the event of any change in the common shares of ATSI subject to the Option granted hereunder, through merger, consolidation, reorganization, recapitalization, stock split, stock dividend or other change in the corporate structure, without consideration, appropriate adjustment shall be made by ATSI in the number or kind of shares subject to such Option and the price per share. Upon the dissolution or liquidation of ATSI, the Option granted under this agreement shall terminate and become null and void, but the Employee shall have the right immediately prior to such dissolution or liquidation to exercise the Option granted hereunder to the full extent not before exercised.

          10. Neither the Employee nor his/her executor, administrator, heirs or legatees shall be or have any rights or privileges of a shareholder of ATSI in respect of the shares transferable upon exercise of the Option granted under this agreement, unless and until certificates representing such shares shall have been endorsed, transferred and delivered and the transferee has caused his/her name to be entered as the shareholder of record on the books of ATSI. Nothing contained in the Plan or this Option shall confer upon the Employee any right to continue in the employ of ATSI or any of its subsidiaries or interfere in any way with the right of ATSI (subject to the terms of any separate agreement to the contrary) to terminate the Employee's employment or to increase or decrease the Employee's compensation at any time.

          11. The Plan has been approved by ATSI's Board of Directors, but has not yet been approved by ATSI's shareholders. The Plan will be included with a list of other items to be discussed, presented and approved by ATSI shareholders at the Annual Shareholders Meeting to be held on May 21, 1997. ATSI's Board of Directors expects the Plan to be approved in its entirety. However, until the Plan is approved by the ATSI shareholders, the Option cannot be exercised, even to the extent that it has vested. You will receive notice immediately after the Plan has been voted on by the shareholders, informing you of the status of the Plan and the Option awarded to you in this agreement.

          The shares underlying the Option will be tradeable on the Canadian Dealing Network. The Secretary of the Company, or his designee(s), will be given the responsibility of assisting you in the exercise of your Option. The Company is currently in the process of filing a Registration Statement with the United States Securities and Exchange Commission in anticipation of eventually trading its common stock on a U.S.-based market or exchange. Although complete assurance
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cannot be given at this time, ATSI anticipates registering the underlying shares beneath your Option so that they will be freely tradeable if and when ATSI's common stock is trading in the United States.

          12. The terms and conditions of the Plan, unless expressly supplemented by this Agreement, shall continue unchanged and in full force and effect. To the extent that any terms or provisions of the Option are or may be deemed expressly inconsistent with any terms or conditions of the Plan, the terms of this agreement shall control. To the extent that any terms or provisions of the Option are or may be deemed expressly inconsistent with any terms or conditions of any separate employment contract, if any, signed by ATSI and Optionee, the terms of the employment contract shall control.

          13. The Employee hereby agrees to take whatever additional actions and execute whatever additional documents ATSI may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Employee pursuant to the express provisions of this Option.

          14. The rights of the Employee are subject to modification and termination in certain events as provided in this Option and the Plan.

          15. This agreement shall be governed by, and construed in accordance with, the substantive laws of the Province of Ontario, Canada applicable to contracts made and to be wholly performed therein.

          16. This Option may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          17. This Option and the Plan shall constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

          If the foregoing represents your understanding of the terms and conditions upon which your options have been granted, please execute in the space provided below, returning an executed copy to the undersigned.

Sincerely,
AMERICAN TELESOURCE
 INTERNATIONAL INC.                        AGREED:
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H. Douglas Saathoff                   -------------------------
Chief Financial Officer               Name